Exhibit 99.2

For more information contact:
Gary Sproule Chief Financial Officer Youbet.com, Inc. 818/668-2100	Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212/835-8500 or ubet@jcir.com
YOUBET.COM REPORTS RECORD SECOND QUARTER NET INCOME OF $1.3 MILLION OR $0.04 PER DILUTED SHARE
- Total Revenue Rises 40.8% To $23.5 Million on
Record Quarterly Handle of $120.5 Million -
Woodland Hills, CA, August 4, 2005 — Youbet.com, Inc. (NASDAQ: UBET) today reported record net income of $1.3 million, or $0.04 per fully diluted share, for the 2005 second quarter, compared to net income of $39,766, or $0.00 per fully diluted share, in the 2004 second quarter. The 2005 second quarter results include the benefit of one month of operations from International Racing Group (IRG), which the Company acquired on June 1, 2005.
Summary of Second Quarter Results

	For the three months ended June 30,
	(in thousands, except per share and percentage
	figures)
	2005		2004	% change
Total wagers (handle)	$120,467	(1)	$83,065	45.0%
Total revenue (commissions from handle plus other revenue)	$23,482		$16,683	40.8%
Net revenue (revenues from commissions less track and licensing fees)	$7,222		$5,536	30.5%
Yield (2)	6.0%		6.7%
EBITDA (3)	$1,487		$743	100.2%
Net income	$1,337		$40
Diluted EPS	$0.04		$0.00

(1)	Of total handle, $11.7 million was attributable to IRG and $108.8 million was attributable to Youbet.

(2)	Yield is defined as net revenue (commission revenue less track and licensing fees) as a percentage of handle. The decline in yield for the three-month period ended June 30, 2005 compared to the prior year period is primarily due to a change in track mix and the acquisition of IRG, whose operations carry a lower overall yield. Youbet’s management believes that yield provides useful data to evaluate the company’s operating results and profitability. Yield should not be considered an alternative to operating income or net income as indicators of Youbet’s financial performance, and may not be comparable to similarly titled measures used by other companies.

(3)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of EBITDA to net income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.

Youbet.com, Inc., 8/4/05	page 2
“Record total handle and revenue in the second quarter of 2005 clearly illustrate that our Advanced Deposit Wagering (ADW) products continue to gain in popularity with customers,” said Chairman, President and Chief Executive Officer Charles F. Champion. In addition, we were able to leverage our industry leading product offerings into the highest level of total customer deposits for any single quarterly period.
“Youbet’s second quarter growth was impressive, yet some expenses in the period disproportionately impacted net income, even though operating expenses as a percentage of revenue declined from the prior year period. During the quarter Youbet incurred a meaningful year-over-year increase in marketing expenses that we believe contributed to record-breaking quarterly handle, revenue and total customer deposits. We believe these marketing investments will also benefit future periods. In addition, we incurred higher legal expenses related to certain corporate initiatives, such as the adoption of our new equity incentive plan.
“Management’s commitment to long-term profitable growth sometimes calls for the allocation of resources in current periods to benefit future operating results as was the case in the second quarter. We are confident that Gary Sproule, who reassumed the position of Chief Financial Officer earlier this week, will prove extremely capable in leading our efforts to balance revenue expansion and operating expenses in future periods.
“During the quarter we completed our acquisition of IRG, which was an important step in executing on one of our core growth strategies — the acquisition of pari-mutuel wagering entities. We are pleased with the initial contributions to our operations from this acquisition, and we expect IRG to continue to benefit our operating results in the second half of 2005.
Mr. Champion concluded, “Overall, Youbet continues to execute on a plan that we believe creates long-term value for shareholders. Our priority is to focus on expansion and top-line growth while managing operating expenses to ensure commensurate bottom line results. With several avenues of growth now being considered — including additional acquisitions — the filing of our $50 million shelf registration during the second quarter provides us with a flexible financing option to pursue these opportunities. Reflecting our expectations for further growth, we remain confident in our ability to achieve the current analyst consensus estimate for 2005 fully diluted earnings per share of $0.20, exclusive of the previously disclosed compensation charge expected in the third quarter.”

Youbet.com, Inc., 8/4/05	page 3
Operating expenses (excluding track, licensing fees and depreciation and amortization) increased approximately 22.3% to $6.6 million for the quarter ended June 30, 2005 from $5.4 million in the quarter ended June 30, 2004. IRG operating expenses accounted for 22.4% of this increase. Operating expenses as a percent of revenue declined to 28.2% in the 2005 second quarter from 32.5% in the prior year period and remained in line with 2005 first quarter levels. The second quarter year-over-year operating expense increase was partially attributable to higher sales and marketing expense, which rose approximately $0.8 million, in part due to $0.2 million in higher marketing program expenses and a $0.1 million write-off in accounts receivable related to two international business development opportunities that have now been deemed uncollectible. In addition, the June 2004 quarter included $0.2 million in player services costs that are now accounted for in sales and marketing expenses. Accordingly, sales and marketing expenses in the 2005 second quarter were approximately 7.7% of revenue compared to 5.8% in the comparable prior year period.
Network operations expenses rose approximately 57.5%, or $0.4 million, to $1.1 million or approximately 4.6% of revenue compared to $0.7 million or 4.2% of revenue in the comparable prior year period. The increase in network operations expenses reflects higher tote fees associated with the increased year-over-year handle and tote fees related to IRG handle that we did not have last year.
General and administrative expenses were approximately $3.3 million in both the 2005 second quarter and the prior year period. As noted above, the 2004 second quarter included $0.2 million in player services costs that are now accounted for in sales and marketing expenses while the 2005 second quarter included the higher than historical legal expenses noted above. General and administrative expenses in the second quarter of 2005 were 14.2% of total revenue, compared to 19.9% in the 2004 second quarter.
Research and development expenses were steady at approximately $0.4 million in both the 2005 second quarter and the 2004 second quarter.
As of June 30, 2005, Youbet had cash and cash equivalents of $18.3 million and total current assets of $28.4 million. We had working capital of $10.2 million, including $1.8 million in current deferred tax assets.

Youbet.com, Inc., 8/4/05	page 4
Youbet.com, Inc. is hosting a conference call and web cast at 5:00 p.m. EDT today, Thursday, August 4, 2005. The conference call number is 706/679-4652. To access the live call on the Internet, log on to www.youbet.com (select “About Youbet.com”). Following its completion, a replay of the call can be accessed for thirty days on the Internet at the above link.
Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness racing content in the United States as measured by handle data published by the Oregon Racing Commission. Members can watch and, in most states, wager on the widest variety of horse racing content available via Youbet.com’s website. Members enjoy features that include commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products. The Company’s Players TrustSM revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution.
Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby. Founded in 1997, Youbet now is the horse race video source for ESPN.com’s patented ESPN Motion. The company also is the exclusive provider of horse racing content for CBS SportsLine.com. More information on Youbet.com can be found at www.youbet.com.
This press release contains certain forward-looking statements. Statements containing expressions such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” potential,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology used in Youbet’s press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure financing on terms acceptable to us; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet’s licenses; increases in or new taxes imposed on wagering revenues; the inability of the Company to successfully complete acquisitions and integrate acquired operations smoothly; loss or retirement of key executives; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
-Financial tables follow-

Youbet.com, Inc., 8/4/05	page 5
Youbet.com, Inc.
Consolidated Balance Sheet Information*

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$18,292,236	$13,287,492
Current portion of restricted cash	3,844,239	3,197,468
Accounts receivable, net of allowance for doubtful collection of $346,000 and $346,000	2,661,199	595,108
Other receivables, net of allowance for doubtful collection of $0 and $180,457	29,353	254,805
Prepaid expenses	1,798,445	936,524
Current portion of deferred tax assets	1,791,000	1,791,000

	28,416,472	20,062,397

Property and equipment, net of accumulated depreciation and amortization of $8,152,884 and $7,912,388	3,774,894	3,210,841
Restricted cash, net of current portion	382,016	487,750
Unamortized intangibles	3,480,556	157,832
Deferred tax assets, net of current portion	1,523,000	1,523,000

	$37,576,938	$25,441,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long term debt	$422,947	$391,208
Trade payables, TVG	5,882,331	3,928,161
Trade payables, track related	3,492,757	2,088,774
Trade payables, other	972,988	478,021
Accrued expenses	1,834,798	860,713
Customer deposits	5,439,742	3,327,132
Deferred revenues	129,401	112,156

	18,174,964	11,186,165

Long term debt, net of current portion	121,459	157,895

	18,296,423	11,344,060

Stockholders’ equity
Common stock, $0.001 par value — authorized 100,000,000 shares, 33,265,023 and 30,979,768 shares outstanding as of June 30, 2005 and December 31, 2004, respectively	33,265	30,980
Additional paid-in-capital	105,437,928	103,110,751
Deficit	(84,848,183)	(87,215,262)
Treasury stock (457,015 and 623,683 shares at cost)	(1,342,495)	(1,828,709)

	19,280,515	14,097,760

	$37,576,938	$25,441,820

*Disclosures necessary to conform to GAAP and SEC Regulation S-X have been omitted.

Youbet.com, Inc., 8/4/05	page 6
Youbet.com, Inc.
Consolidated Statements of Operations Information*

	3 Months Ended	3 Months Ended
	June 30, 2005	June 30, 2004
	(unaudited)
Revenues
Commissions	$22,587,863	$16,055,799
Other	894,557	627,216

	23,482,420	16,683,015

Operating costs and expenses
Track fees	9,620,276	6,518,027
Licensing, TVG	5,745,376	4,002,173
Network operations	1,090,615	692,662
Research and development	414,352	440,361
Sales and marketing	1,799,563	969,020
General and administrative	3,324,887	3,317,739
Depreciation and amortization	317,869	714,317

	22,312,938	16,654,299

Income from operations	1,169,482	28,716

Other income (expense)
Interest income	133,818	29,375
Interest expense	(20,232)	(1,071)
Other	54,014	(17,254)

	167,600	11,050

Net income	$1,337,082	$39,766

Basic and diluted income per share of common stock	$0.04	$0.00

Weighted-average common shares:
Basic common stock outstanding	31,915,699	29,808,490

Diluted common stock	34,632,907	34,922,165

*Disclosures necessary to conform to GAAP and SEC Regulation S-X have been omitted.

Youbet.com, Inc., 8/4/05	page 7
Youbet.com, Inc.
Consolidated Statements of Operations Information*

	6 Months Ended	6 Months Ended
	June 30, 2005	June 30, 2004
	(unaudited)
Revenues
Commissions	$40,350,910	$30,315,836
Other	1,646,868	1,166,897

	41,997,778	31,482,733

Operating costs and expenses
Track fees	18,245,409	13,285,852
Licensing, TVG	8,757,233	6,022,711
Network operations	2,085,816	1,532,037
Research and development	734,229	856,202
Sales and marketing	3,075,711	1,638,112
General and administrative	6,507,325	6,301,251
Depreciation and amortization	549,694	1,847,640

	39,955,417	31,483,805

Income (loss) from operations	2,042,361	(1,072)

Other income (expense)
Interest income	223,240	63,364
Interest expense	(39,059)	(2,506)
Other	140,537	(4,910)

	324,718	55,948

Net income	$2,367,079	$54,876

Basic and diluted income per share of common stock	$0.07	$0.00

Weighted-average common shares:
Basic common stock outstanding	31,266,976	28,867,290

Diluted common stock and common stock	33,870,423	33,628,040

*Disclosures necessary to conform to GAAP and SEC Regulation S-X have been omitted.

Youbet.com, Inc., 8/4/05	page 8
Youbet.com, Inc.
Consolidated Statements of Cash Flows Information*

6 Months Ended
June 30, 2005
(unaudited)
Increase in cash and cash equivalents
Cash flows from operating activities:
Net income	$2,367,079
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	549,694
Stock-based employee compensation	(115,753)
Provision for doubtful accounts	131,791
Change in operating assets and liabilities:
Restricted cash	(653,276)
Receivables	(472,213)
Other receivables	235,802
Prepaid expenses	(861,921)
Unamortized non-compete, customer lists and other	(205,983)
Trade payables, TVG	1,954,171
Trade payables, track related	1,226,209
Trade payables, other	43,208
Accrued expenses	928,776
Customer deposits	477,876
Deferred revenues	17,245

Net cash provided by operating activities	5,622,705

Cash flows from investing activities:
Purchases of property and equipment	(790,697)
Proceeds from sale of property and equipment	3,020
Investments in intangibles and other	(1,610,838)
Restricted cash	112,239

Net cash used in investing activities	(2,286,276)

Cash flows from financing activities
Proceeds from exercise of stock options and warrants, net	1,931,428
Repayment of long term debt	(263,112)

Net cash provided by financing activities	1,668,317

Net increase in cash and cash equivalents	5,004,745
Cash and cash equivalents at the beginning of the period	13,287,492

Cash and cash equivalents at the end of the period	$18,292,236

Supplemental disclosure of cash flow statement:
Cash paid for interest	$32,467
Cash paid for income tax	$64,000
Non-cash investing and financing activities:
Re-issuance of $166,668 shares of treasury stock for IRG purchase acquisition	$1,000,000
Acquisition of property and equipment with long term capital lease obligation(s)	$258,414
*Disclosures necessary to conform to GAAP and SEC Regulation S-X have been omitted.

Youbet.com, Inc., 8/4/05	page 9
Reconciliation of Net Income to EBITDA

	Three Months Ended
	June 30,
	2005	2004
	(unaudited)
Net income	$1,337,082	$39,766

Depreciation and amortization	317,869	714,317

Other income, net	(167,600)	(11,050)

EBITDA (a)	$1,487,351	$743,033

	Six Months Ended
	June 30,
	2005	2004
	(unaudited)
Net income	$2,367,079	$54,876

Depreciation and amortization	549,694	1,847,640

Other income, net	(324,718)	(55,948)

EBITDA (a)	$2,592,055	$1,846,568

(a) EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to measure operating performance, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.
# # #